Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been previously filed by us with the Securities and Exchange Commission. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and applicable provisions of Delaware law. As used in this section, “we,” “us” and “our” mean KKR & Co. Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

Our authorized capital stock consists of 5,000,000,000 shares, all with a par value of $0.01 per share, of which:

•	3,500,000,000 are designated as Class A common stock;

•	1 is designated as Class B common stock;

•	499,999,999 are designated as Class C common stock; and

•
1,000,000,000 are designated as preferred stock, of which (x) 13,800,000 shares are designated as “6.75% Series A Preferred Stock” (“Series A Preferred Stock”) and (y) 6,200,000 shares are designated as “6.50% Series B Preferred Stock” (“Series B Preferred Stock”).

Following our conversion on July 1, 2018 from a Delaware limited partnership named KKR & Co. L.P. into a Delaware corporation named KKR & Co. Inc. (the “Conversion”), we had outstanding as of the open of business on July 2, 2018:

•	524,341,874 shares of Class A common stock;

•	1 share of Class B common stock;

•	304,107,762 shares of Class C common stock;

•	13,800,000 shares of Series A Preferred Stock;

•	6,200,000 shares of Series B Preferred Stock; and

•	41,267,204 shares of Class A common stock were issuable upon the exercise of outstanding equity awards.

Common Stock

Our common stock consists of Class A common stock, Class B common stock and Class C common stock. On July 1, 2018, at the effective time of the Conversion (the “Effective Time”) and pursuant to a plan of conversion, (i) each common unit representing limited partner interests in KKR & Co. L.P. outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, (ii) each managing partner unit of KKR & Co. L.P. outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class B common stock, and (iii) each special voting unit of KKR & Co. L.P. outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class C common stock. Our certificate of incorporation and our bylaws provide our stockholders following the Conversion with substantially the same rights and obligations that unitholders had pursuant to the limited partnership agreement of KKR & Co. L.P. immediately prior to the Conversion.

Economic Rights

Dividends. Subject to preferences that apply to shares of Series A Preferred Stock and Series B Preferred Stock and any other shares of preferred stock outstanding at the time, the holders of our Class A common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The holder of our Class B common stock (the “Class B Stockholder”) and holders of our Class C common stock do not have any rights to receive dividends.

Liquidation. If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and any participating preferred stock outstanding at that time ranking on a parity with our Class A common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our Series A Preferred Stock, Series B Preferred Stock and any other outstanding shares of preferred stock. The Class B Stockholder and holders of our Class C common stock do not have any rights to receive distributions upon our dissolution, liquidation or winding up.

Voting Rights

Our Class A common stock and our Class C common stock are non-voting and are not entitled to any votes on any matter that is submitted to a vote of our stockholders, except as expressly provided in our certificate of incorporation or required by Delaware law. The Class B common stock is voting and is entitled to one vote per share on any matter that is submitted to a vote of our stockholders generally.

Our certificate of incorporation provides for holders of our Class A common stock and our Class C common stock, voting together as a single class, to have the right to vote on the following matters:

•	a transfer of Class B common stock prior to December 31, 2018 (other than to an affiliate of the Class B Stockholder or in connection with certain transactions). See “—Transferability” below;

•	any increase in the number of authorized shares of Class B common stock;

•
a sale of all or substantially all of our and our subsidiaries’ assets, taken as a whole, in a single transaction or series of related transactions (except (i) for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations and (ii) mortgages, pledges, hypothecations or grants of a security interest by the Class B Stockholder in all or substantially all of our assets (including for the benefit of affiliates of the Class B Stockholder));

•
merger, consolidation or other business combination (except for the sole purpose of changing our legal form into another limited liability entity and where the governing instruments of the new entity provide our stockholders with substantially the same rights and obligations); and

•	any amendment to our certificate of incorporation that would have a material adverse effect on the rights or preferences of our Class A common stock relative to the other classes of our stock.

In addition, holders of our Class C common stock will be entitled to vote separately as a class on any amendment to our certificate of incorporation that changes certain terms of the Class C common stock or is inconsistent with such terms, changes the par value of the shares of Class C common stock or adversely affects the rights or preferences of the Class C common stock.

In addition, Delaware law would permit holders of our Class A common stock to vote as a separate class on an amendment to our certificate of incorporation that would:

•	change the par value of our Class A common stock; or

•	alter or change the powers, preferences, or special rights of the Class A common stock in a way that would adversely affect the holders of our Class A common stock.

Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our Class A common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) solely with the approval of the Class B Stockholder and, in the case of any increase in the number of authorized shares of our Class B common stock, the holders of a majority in voting power of the Class A common stock and Class C common stock, voting together as a single class. As a result, the Class B Stockholder can approve an increase or decrease in the number of authorized shares of Class A common stock and Class C common stock without a separate vote of the holders of the applicable class of common stock. This could allow us to increase and issue additional shares of Class A common stock and/or Class C common stock beyond what is currently authorized in our certificate of incorporation without the consent of the holders of the applicable class of common stock.

Except as described below under “Anti-Takeover Provisions—Loss of voting rights,” each record holder of Class A common stock will be entitled to a number of votes equal to the number of shares of Class A common stock held with respect to any matter on which the Class A common stock is entitled to vote. In addition, so long as the ratio at which KKR Group Partnership Units (as defined below) are exchangeable for our Class A common stock remains on a one-for-one basis, holders of our Class C common stock shall vote together with holders of our Class A common stock as a single class and on an equivalent basis. If the ratio at which KKR Group Partnership Units are exchangeable for our Class A common stock changes from a one-for-one basis, the number of votes to which the holders of the Class C common stock are entitled will be adjusted accordingly. Additional classes of common stock having special voting rights could also be issued.

No Preemptive or Similar Rights

Our Class A common stock, Class B common stock and Class C common stock are not entitled to preemptive rights, and, except in the case of impermissible transfers of the Class B common stock, which would result in our redemption of such Class B common stock, are not subject to conversion, redemption or sinking fund provisions.

Transferability

Prior to December 31, 2018, the Class B Stockholder may not transfer all or any part of the Class B common stock held by it to another person without the approval of the holders of at least a majority of the voting power of our Class A common stock and Class C common stock, excluding shares of common stock held by the Class B Stockholder and its affiliates, subject to certain exceptions for transfers of all, but not less than all, of the Class B common stock to an affiliate, or to another entity as part of the merger or consolidation of the Class B Stockholder with or into such entity or the transfer by the Class B Stockholder of all or substantially all of its assets to another entity, in which case, written approval of our board of directors and a majority of the controlling interest of the Class B Stockholder would be required, among other things. On or after December 31, 2018, the Class B Stockholder may transfer all or any part of the Class B common stock held by it with the written approval of our board of directors and a majority of the controlling interest of the Class B Stockholder without first obtaining approval of any other stockholder so long as the transferee assumes the rights and duties of the Class B Stockholder under our certificate of incorporation, agrees to be bound by the provisions of our certificate of incorporation and furnishes an opinion of counsel regarding limited liability matters. The foregoing limitations do not preclude the members of the Class B Stockholder from selling or transferring all or part of their limited liability company interests in the Class B Stockholder at any time.

Exchange

Units held by KKR Holdings L.P. (the “KKR Group Partnership Units”) in KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P. (collectively, the “KKR Group Partnerships”) are exchangeable for our Class A common stock on a one-for-one basis, subject to customary adjustments for splits, unit dividends and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When a KKR Group Partnership Unit is exchanged for a share of Class A common stock, the corresponding share of Class C common stock shall automatically be cancelled and retired with no consideration being paid or issued with respect thereto.

Limited Call Right

If at any time:

(i)        less than 10% of the then issued and outstanding shares of any class (other than Class B common stock, Class C common stock and preferred stock) are held by persons other than the Class B Stockholder and its affiliates; or

(ii)       we are subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended,

we will have the right, which we may assign in whole or in part to the Class B Stockholder or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons.

As a result of our right to purchase outstanding shares of common stock, a stockholder may have their shares purchased at an undesirable time or price.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors can also increase or decrease the number of shares of any series of preferred stock (other than the Series A Preferred Stock and Series B Preferred Stock or, so long as any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, increases in the authorized number of shares of Series A senior stock or Series B senior stock (as each is defined below), respectively), but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the Class A common stock or the proportion of voting power held by, or other relative rights of, the holders of the Class A common stock.

As of July 1, 2018, our certificate of incorporation has designated two series of preferred stock, Series A Preferred Stock and Series B Preferred Stock, each of which is outstanding.

Series A Preferred Stock

In March 2016, KKR & Co. L.P. issued 13,800,000 6.75% Series A Preferred Units (“Series A Preferred Units”). In connection with the Conversion, each Series A Preferred Unit outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Series A Preferred Stock. Our certificate of incorporation provides holders of the Series A Preferred Stock following the Conversion with substantially the same rights and obligations that holders of the Series A Preferred Units had in the limited partnership agreement of KKR & Co. L.P.

Economic rights. Dividends on the Series A Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 6.75% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared our board of directors.

Dividends on the Series A Preferred Stock are non-cumulative.

Ranking. Shares of the Series A Preferred Stock rank senior to our common stock and equally with shares of our Series B Preferred Stock and any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series A Preferred Stock respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series A parity stock”). Shares of the Series A Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series B Preferred Stock. Holders of the Series A Preferred Stock do not have preemptive or subscription rights.

Shares of the Series A Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series A Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, “Series A senior stock”). We currently have no Series A senior stock outstanding. While any shares of Series A Preferred Stock are outstanding, we may not authorize or create any class or series of Series A senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all other series of Series A voting preferred stock (defined below), acting as a single class. See “—Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series A senior stock.

Maturity. The Series A Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock.

Optional redemption. We may not redeem the Series A Preferred Stock prior to June 15, 2021 except as provided below under “—Change of control redemption.” At any time or from time to time on or after June 15, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a price of $25.00 per share of Series A Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without payment of any undeclared dividends.

Holders of the Series A Preferred Stock will have no right to require the redemption of the Series A Preferred Stock.

Change of control redemption. If a change of control event occurs prior to June 15, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series A Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date, without payment of any undeclared dividends.

If we do not give a redemption notice within the time periods specified in our certificate of incorporation following a change of control event (whether before, on or after June 15, 2021), the dividend rate per annum on the Series A Preferred Stock will increase by 5.00%.

A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and the KKR Group Partnerships (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.

The change of control redemption feature of the Series A Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or a KKR Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.

Voting rights. Except as indicated below, the holders of the Series A Preferred Stock will have no voting rights.

Whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series A Preferred Stock, voting together as a single class with the holders of the Series B Preferred Stock and any other series of Series A parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series B Preferred Stock, the “Series A voting preferred stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Stock and such Series A voting preferred stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series A Preferred Stock.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all series of Series A voting preferred units, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:

(i)       to amend, alter or repeal any provision of our certificate of incorporation relating to the Series A Preferred Stock or series of Series A voting preferred stock so as to materially and adversely affect the voting powers, rights or preferences of the holders of the Series A Preferred Stock or series of Series A voting preferred stock, or

(ii)      to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series A Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series A voting preferred stock (including the Series A Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series A voting preferred stock (including the Series A Preferred Stock for this purpose) as a class.

However, we may create additional series or classes of Series A parity stock and any equity securities that rank junior to our Series A Preferred Stock and issue additional series of such stock without the consent of any holder of the Series A Preferred Stock.

In addition, if at any time any person or group (other than the Class B Stockholder and its affiliates, or a direct or subsequently approved transferee of the Class B Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of the Series A Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See “Anti-Takeover Provisions—Loss of voting rights.”

Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series A Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series A Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series A Preferred Stock following the satisfaction of all claims ranking senior to the Series A Preferred Stock.

No conversion rights. The shares of Series A Preferred Stock are not convertible into any class of common stock or any other class or series of our capital stock or any other security.

Series A GP Mirror Units. We contributed the net proceeds from the sale of the Series A Preferred Units in March 2016 to the KKR Group Partnerships and, in consideration of our contribution, each KKR Group Partnership issued to us a new series of preferred units with economic terms designed to mirror those of the Series A Preferred Units and, following the Conversion, the Series A Preferred Stock, which we refer to as the “Series A GP Mirror Units.” The terms of the Series A GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series A GP Mirror Units issued by each KKR Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, each KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the Series A GP Mirror Units also provide that, in the event that any KKR Group Partnership liquidates, dissolves or winds up, no KKR Group Partnership may declare or pay or set apart payment on its common units or any other units ranking junior to the Series A GP Mirror Units unless the outstanding liquidation preference on all outstanding Series A GP Mirror Units of each KKR Group Partnership have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of one or more KKR Group Partnerships in a transaction whereby the surviving person, if not a KKR Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the Series A GP Mirror Units and satisfies certain other conditions, (ii) the KKR Group Partnership being sold or disposed of does not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission or (iii) the Series A Preferred Stock have been fully redeemed. The Series B GP Mirror Units (as defined below) rank equally with the Series A GP Mirror Units.

Series B Preferred Stock

In June 2016, KKR & Co. L.P. issued 6,200,000 6.50% Series B Preferred Units (“Series B Preferred Units”). In connection with the Conversion, each Series B Preferred Unit outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Series B Preferred Stock. Our certificate of incorporation provides holders of the Series B Preferred Stock following the Conversion with substantially the same rights and obligations that holders of the Series B Preferred Units had in the limited partnership agreement of KKR & Co. L.P.

Economic rights. Dividends on the Series B Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 6.50% of the $25.00 liquidation preference per share. Dividends on the Series B Preferred Stock are payable quarterly on March 15, June 15, September 15 and December 15 of each year, when, as and if declared our board of directors.

Dividends on the Series B Preferred Stock are non-cumulative.

Ranking. Shares of the Series B Preferred Stock rank senior to our Class A common stock and equally with shares of our Series A Preferred Stock and any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series B Preferred Stock respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“Series B parity stock”). Shares of the Series B Preferred Stock include the same provisions with respect to restrictions on declaration and payment of dividends as the Series A Preferred Stock. Holders of the Series B Preferred Stock do not have preemptive or subscription rights.

Shares of the Series B Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series B Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up. We currently have no Series B senior stock outstanding (such equity securities, “Series B senior stock”). While any shares of Series B Preferred Stock are outstanding, we may not authorize or create any class or series of Series B senior stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all other series of Series B voting preferred stock (defined below), acting as a single class. See “—Voting rights” below for a discussion of the voting rights applicable if we seek to create any class or series of Series B senior stock.

Maturity. The Series B Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series B Preferred Stock.

Optional redemption. We may not redeem the Series B Preferred Stock prior to September 15, 2021 except as provided below under “—Change of control redemption.” At any time or from time to time on or after September 15, 2021, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at a price of $25.00 per share of Series B Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without payment of any undeclared dividends.

Holders of the Series B Preferred Stock will have no right to require the redemption of the Series B Preferred Stock.

Change of control redemption. If a change of control event occurs prior to September 15, 2021, we may, at our option, redeem the Series B Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series B Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date, without payment of any undeclared dividends.

If we do not give a redemption notice within the time periods specified in our certificate of incorporation following a change of control event (whether before, on or after September 15, 2021), the dividend rate per annum on the Series B Preferred Stock will increase by 5.00%.

A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and the KKR Group Partnerships (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.

The change of control redemption feature of the Series B Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or a KKR Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.

Voting rights. Except as indicated below, the holders of the Series B Preferred Stock will have no voting rights.

Whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock have not been declared and paid, the number of directors on our board of directors will be increased by two and the holders of the Series B Preferred Stock, voting together as a single class with the holders of the Series A Preferred Stock and any other series of Series B parity stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, together with the Series A Preferred Stock, the “Series B voting preferred stock”), will have the right to elect these two additional directors at a meeting of the holders of the Series B Preferred Stock and such Series B voting preferred stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series B Preferred Stock.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series B Preferred Stock and all series of Series B voting preferred units, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:

(i)       to amend, alter or repeal any provision of our certificate of incorporation relating to the Series B Preferred Stock or series of Series B voting preferred stock so as to materially and adversely affect the voting powers, rights or preferences of the holders of the Series B Preferred Stock or series of Series B voting preferred stock, or

(ii)      to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series B Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series B voting preferred stock (including the Series B Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series B voting preferred stock (including the Series B Preferred Stock for this purpose) as a class.

However, we may create additional series or classes of Series B parity stock and any equity securities that rank junior to our Series B Preferred Stock and issue additional series of such stock without the consent of any holder of the Series B Preferred Stock

In addition, if at any time any person or group (other than the Class B Stockholder and its affiliates, or a direct or subsequently approved transferee of the Class B Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of the Series B Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See “Anti-Takeover Provisions—Loss of voting rights.”

Amount payable in liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, each holder of the Series B Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series B Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series B Preferred Stock following the satisfaction of all claims ranking senior to the Series B Preferred Stock.

No conversion rights. The shares of Series B Preferred Stock are not convertible into any class of common stock or any other class or series of our capital stock or any other security.

Series B GP Mirror Units. We contributed the net proceeds from the sale of the Series B Preferred Units in June 2016 to the KKR Group Partnerships and, in consideration of our contribution, each KKR Group Partnership issued to us a new series of preferred units with economic terms designed to mirror those of the Series B Preferred Units and, following the Conversion, the Series B Preferred Stock, which we refer to as the “Series B GP Mirror Units.” The terms of the Series B GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all Series B GP Mirror Units issued by each KKR Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, each KKR Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than distributions paid in junior units or options, warrants or rights to subscribe for or purchase junior units. The terms of the Series B GP Mirror Units also provide that, in the event that any KKR Group Partnership liquidates, dissolves or winds up, no KKR Group Partnership may declare or pay or set apart payment on its common units or any other units ranking junior to the Series B GP Mirror Units unless the outstanding liquidation preference on all outstanding Series B GP Mirror Units of each KKR Group Partnership have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of one or more KKR Group Partnerships in a transaction whereby the surviving person, if not a KKR Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the Series B GP Mirror Units and satisfies certain other conditions, (ii) the KKR Group Partnership being sold or disposed of does not constitute a “significant subsidiary”  under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission or (iii) the Series B Preferred Stock have been fully redeemed. The Series A GP Mirror Units rank equally with the Series B GP Mirror Units.

Forum selection. The federal district courts of the United States of America are the exclusive forums for resolving any complaint brought by any holder of Series B Preferred Stock (including any holder of beneficial interests in shares of Series B Preferred Stock) asserting a cause of action arising under the United States federal securities laws.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in any business ventures of the Class B Stockholder and its affiliates and any member, partner, Tax Matters Partner (as defined in U.S. Internal Revenue Code of 1986, as amended (the “Code”), in effect prior to 2018), Partnership Representative (as defined in the Code), officer, director, employee agent, fiduciary or trustee of any of KKR or its subsidiaries, any KKR Group Partnership, the Class B Stockholder or any of our or the Class B Stockholder’s affiliates and certain other specified persons (collectively, the “Indemnitees”). Our certificate of incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our certificate of incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our certificate of incorporation, the Class B Stockholder has agreed that its sole business will be to act as the Class B Stockholder and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except in connection therewith.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and Delaware General Corporation Law (the “DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders.

Non-voting common stock. Our Class A common stock is generally non-voting. In addition, our certificate of incorporation provides that generally, with respect to any matter on which the Class A common stock is entitled to vote, such vote shall require a majority or more of all the outstanding Class A common stock and Class C common stock voting together as a single class. As of the open of business on July 2, 2018, KKR Holdings L.P. owned 304,107,762 shares of Class C common stock, representing approximately 36.7% of the total combined voting power of the Class A common stock and Class C common stock. As a result, with respect to any matter as to which Class A common stock may be entitled to vote, depending on the number of shares of outstanding shares of Class A common stock and Class C common stock actually voted, our senior employees should generally have sufficient voting power to substantially influence matters subject to the vote.

Election of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Class B Stockholder has the sole authority to elect directors.

Removal of directors. Subject to the rights granted to one or more series of preferred stock then outstanding, the Class B Stockholder has the sole authority to remove and replace any director, with or without cause, at any time.

Vacancies. In addition, our bylaws also provide that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled by the Class B Stockholder.

Loss of voting rights. If at any time any person or group (other than the Class B Stockholder and its affiliates, or a direct or subsequently approved transferee of the Class B Stockholder or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares of stock and such shares of stock may not be voted on any matter as to which such shares may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent such shares of stock are entitled to any vote.

Requirements for advance notification of stockholder proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals relating to the limited matters on which our Class A common stock may be entitled to vote. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

Special stockholder meetings. Our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, the Class B Stockholder or, if at any time any stockholders other than the Class B Stockholder are entitled under applicable law or our certificate of incorporation to vote on specific matters proposed to be brought before a special meeting, stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Class A common stock and Class C common stock are considered the same class of common stock for this purpose.

Stockholder action by written consent. Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise or it conflicts with the rules of the New York Stock Exchange. Our certificate of incorporation permits stockholder action by written consent by stockholders other than the Class B Stockholder only if consented to by the board of directors in writing.

Actions requiring Class B Stockholder approval. Certain actions require the prior approval of the Class B Stockholder, including, without limitation:

•	entry into a debt financing arrangement in an amount in excess of 10% of our then existing long-term indebtedness (other than with respect to intercompany debt financing arrangements);

•
issuances of securities that would (i) represent at least 5% of any class of equity securities or (ii) have designations, preferences, rights priorities or powers that are more favorable than the Class A common stock;

•	adoption of a shareholder rights plan;

•	amendment of our certificate of incorporation, certain provisions of our bylaws relating our board of directors and officers and the operating agreements of the KKR Group Partnerships;

•	the appointment or removal of our Chief Executive Officer or a Co-Chief Executive Officer;

•	merger, sale or other dispositions of all or substantially all of the assets, taken as a whole, of us and our subsidiaries, and the liquidation or dissolution of us or any KKR Group Partnership; and

•
the withdrawal, removal or substitution of any person as the general partner of a KKR Group Partnership or the transfer of beneficial ownership of all or any part of a general partner interest in a KKR Group Partnership to any person other than a wholly-owned subsidiary.

Amendments to our certificate of incorporation requiring Class B Stockholder approval. Except as otherwise expressly provided by applicable law, only the vote of the Class B Stockholder, together with the approval of our board of directors, shall be required in order to amend certain provisions of our certificate of incorporation and none of our other stockholders shall have the right to vote with respect to any such amendments, which include, without limitation:

(1)      amendments to provisions relating to approvals of the transfer of the Class B units in the KKR Group Partnerships, Class B Stockholder approvals for certain actions and the appointment or removal of the Chief Executive Officer or Co-Chief Executive Officers;

(2)      a change in our name, our registered agent or our registered office;

(3)      an amendment that our board of directors determines to be necessary or appropriate to address certain changes in U.S. federal, state and local income tax regulations, legislation or interpretation;

(4)      an amendment that is necessary, in the opinion of our counsel, to prevent us or our indemnitees from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

(5)      a change in our fiscal year or taxable year;

(6)      an amendment that our board of directors has determined to be necessary or appropriate for the creation, authorization or issuance of any class or series of our capital stock or options, rights, warrants or appreciation rights relating to our capital stock;

(7)      any amendment expressly permitted in our certificate of incorporation to be made by the Class B Stockholder acting alone;

(8)      an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our certificate of incorporation;

(9)      an amendment effected, necessitated or contemplated by an amendment to the partnership agreement of a KKR Group Partnership that requires unitholders of the KKR Group Partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the KKR Group Partnership;

(10)    any amendment that our board of directors has determined is necessary or appropriate to reflect and account for our formation of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our certificate of incorporation;

(11)    a merger into, or conveyance of all of our assets to, another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance consummated solely to effect a mere change in our legal form, the governing instruments of which provide the stockholders with substantially the same rights and obligations as provided by our certificate of incorporation;

(12)    any amendment that our board of directors determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or

(13)    any other amendments substantially similar to any of the matters described in (1) through (12) above.

In addition, except as otherwise provided by applicable law, the Class B Stockholder, together with the approval of our board of directors, can amend our certificate of incorporation without the approval of any other stockholder to adopt any amendments that our board of directors has determined:

(1)      do not adversely affect the stockholders considered as a whole (or adversely affect any particular class or series of stock as compared to another class or series) in any material respect;

(2)      are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state, local or non-U.S. agency or judicial authority or contained in any federal, state, local or non-U.S. statute (including the DGCL);

(3)      are necessary or appropriate to facilitate the trading of our stock or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our stock are or will be listed for trading;

(4)      are necessary or appropriate for any action taken by us relating to splits or combinations of shares of our capital stock under the provisions of our certificate of incorporation; or

(5)      are required to effect the intent of or are otherwise contemplated by our certificate of incorporation.

Super-majority requirements for certain amendments to our certificate of incorporation. Except for amendments to our certificate of incorporation that require the sole approval of the Class B Stockholder, any amendments to our certificate of incorporation require the vote or consent of stockholders holding at least 90% in voting power of our Class A common stock and Class C common stock unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of such stockholder under the DGCL. Any amendment of this provision of our certificate of incorporation also requires the vote or consent of stockholders holding at least 90% in voting power of our Class A common stock and Class C common stock.

Merger, sale or other disposition of assets. Our certificate of incorporation provides that we may, with the approval of the Class B Stockholder and with the approval of the holders of at least a majority in voting power of our Class A common stock and Class C common stock, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our Class A common stock and Class C common stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity. See “—Common Stock—Voting Rights.” We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our Class A common stock and Class C common stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our Class A common stock and Class C common stock.

Preferred stock. The rights of holders of our Series A Preferred Stock and Series B Preferred Stock requiring us to redeem all or a portion of their series of preferred stock upon the occurrence of a change of control event could have the effect of discouraging third parties from pursuing certain transactions with us, which may otherwise be in the best interest of our stockholders. See “Preferred Stock” above.

Choice of forum. The Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks subject matter jurisdiction, any other court in the State of Delaware with subject matter jurisdiction) is the exclusive forum for resolving any claims, suits, actions or proceedings arising out of or relating in any way to our certificate of incorporation (including any claims, suits or actions to interpret, apply or enforce (i) the provisions of our certificate of incorporation or our bylaws, (ii) our duties, obligations or liabilities to our stockholders, or of our stockholders to us, or among our stockholders, (iii) the rights or powers of, or restrictions on, us or any of our stockholders, (iv) any provision of the DGCL or (v) any other instrument, document, agreement or certificate contemplated by any provision of the DGCL relating to us (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), except as otherwise provided in our certificate of incorporation for any series of our preferred stock.

Business Combinations

We have opted out of Section 203 of the DGCL, which provides that an “interested stockholder” (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in “business combinations” (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock, Class A Preferred Stock and Class B Preferred Stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.

Listing

Our Class A common, Class A Preferred Stock and Class B Preferred Stock are listed on the New York Stock Exchange under the ticker symbols “KKR”, “KKR PRA” and “KKR PRB,” respectively.